Exhibit 5.1

Our ref	JVZ/776654-000003/33366169v1

Jiuzi Holdings Inc.

No.168 Qianjiang Nongchang Gengwen Road, 15th Floor

Economic and Technological Development Zone

Xiaoshan District, Hangzhou City

Zhejiang Province 310000

People’s Republic of China

3 October 2025

Dear Sirs

Jiuzi Holdings Inc.

We have acted as Cayman Islands legal advisers to Jiuzi Holdings Inc. (the “Company”) in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed on 29 September 2025 with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended to date relating to the issuance of an aggregate of 9,220,000 ordinary shares, par value US$0.00039 per share in the Company (the “Shares”).

We are furnishing this opinion as Exhibits 5.1 to the Registration Statement.

1 Documents Reviewed

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

1.1 The certificate of incorporation of the Company dated 10 October 2019 issued by the Registrar of Companies in the Cayman Islands.

1.2 The fifth amended and restated memorandum and articles of association of the Company adopted by a special resolution passed on 18 March 2025 (the “Memorandum and Articles”).

1.3 The written resolutions of the board of directors of the Company (the “Board”) dated 3 September 2025 and 29 September 2025 (the “Resolutions”).

1.4 A certificate from a director of the Company, a copy of which is attached hereto (the “Director’s Certificate”).

1.5 A certificate of good standing dated 16 September 2025, issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

1.6 The Registration Statement.

1.7 The Prospectus Supplement.

2 Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving the following opinions, we have relied (without further verification) upon the completeness and accuracy, as at the date of this opinion letter, of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1 Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2 All signatures, initials and seals are genuine.

2.3 There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below.

3 Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1 The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

3.2 The authorised share capital of the Company is US$9,750,000 divided into 25,000,000,000 Shares each of a par value of US$0.00039 each.

3.3 The issue and allotment of the Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman law, a share is only issued when it has been entered in the register of members (shareholders).

3.4 The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4 Qualifications

The opinions expressed above are subject to the following qualifications:

4.1 To maintain the Company in good standing with the Registrar of Companies under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

4.2 In this opinion the phrase “non-assessable” means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares and in the absence of a contractual arrangement, or an obligation pursuant to the memorandum and articles of association, to the contrary, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions, which are the subject of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus and any prospectus supplements included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Maples and Calder (Hong Kong) LLP

Director’s Certificate

Director’s Certificate

Oct 3, 2025

To:	Maples and Calder (Hong Kong) LLP 26th Floor, Central Plaza 18 Harbour Road, Wanchai Hong Kong

Jiuzi Holdings Inc. (the “Company”)

I, the undersigned, being a director of the Company, am aware that you are being asked to provide an opinion letter (the “Opinion”) in relation to certain aspects of Cayman Islands law. Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion. I hereby certify that:

1	The Memorandum and Articles remain in full force and effect and are unamended.

2	The Directors’ Resolutions were duly passed in the manner prescribed in the Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.

3	The authorised share capital of the Company is US$9,750,000 divided into 25,000,000,000 Shares each of a par value of US$0.00039 each.

4	The shareholders of the Company (the “Shareholders”) have not restricted or limited the powers of the directors in any way and there is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from issuing and allotting the Shares or otherwise performing its obligations under the Registration Statement.

5	The directors of the Company at the date of the Resolutions and this Certificate were and are as follows: Tao Li, Shu Liu, Yi Zhu, Wenqian Gao and Xinping Li.

6	The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the Shareholders and directors (or any committee thereof) of the Company (duly convened in accordance with the Memorandum and Articles) and all resolutions passed at the meetings or passed by written resolution or consent, as the case may be.

7	Each director considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

8	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction and neither the directors nor Shareholders have taken any steps to have the Company struck off or placed in liquidation. Further, no steps have been taken to wind up the Company or to appoint restructuring officers or interim restructuring officers, and no receiver has been appointed in relation to any of the Company’s property or assets.

9	No interest in the Company constituting shares, voting rights or ultimate effective control over management in the Company is currently subject to a restrictions notice issued under the Beneficial Ownership Transparency Act (As Revised).

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you in writing personally to the contrary.

[signature page follows]

Signature:	/s/ Tao Li
Name:	Tao Li
Title:	Director

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